EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-3 relating to the registration of F.N.B. Corporation and F.N.B. Capital Trust I common stock, preferred stock, debt securities, warrants, and trust preferred securities (File #333-74866).

2.	Registration Statement on Form S-3 relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-135339-01).

3.	Registration Statement on Form S-8 relating to the following F.N.B. Corporation/Omega Financial Corporation Plans: 2004 Stock Option Plan for Non-Employee Directors; 1994 Stock Option Plan for Non-Employee Directors; Employee Stock Purchase Plan; 1996 Employee Stock Option Plan; Sun Bancorp 1998 Employee Stock Purchase Plan; and Sun Bancorp 1998 Stock Incentive Plan, all assumed by F.N.B. Corporation (File #333-150321).

4.	Registration Statement on Form S-3 relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-154802-01).

5.	Registration Statement on Form S-3ASR relating to the registration of F.N.B. Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series C, and Warrant to purchase F.N.B. Corporation common stock (File #333-157104).

6.	Registration Statement on Form S-3ASR relating to the shelf registration of F.N.B. Corporation common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, stock purchase units and units (File #333-159168).

7.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-162323).

8.	Registration Statement on Form S-3ASR relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-170070-01).

9.	Registration Statement on Form S-8 relating to the 2007 Incentive Compensation Plan (File #333-176202).

10.	Registration Statement on Form S-8 relating to the following F.N.B. Corporation/Parkvale Financial Corporation Plans: 1993 Key Employee Stock Compensation Program; 1993 Directors’ Stock Option Plan; Amended and Restated 2004 Stock Incentive Plan, all assumed by F.N.B. Corporation (File #333-177050).

11.	Registration Statement on Form S-3 relating to the Dividend Reinvestment and Stock Purchase Plan (File #333-179791).

12.	Registration Statement on Form S-3ASR relating to the shelf registration of F.N.B. Corporation common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, stock purchase units and units (File #333-181418).

13.	Registration Statement on Form S-3ASR relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-184509-01).

14.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-185929).

15.	Registration Statement on Form S-8 relating to the following PVF Capital Corp. plans: 1996 Incentive Stock Option Plan; 2000 Incentive Stock Option and Deferred Compensation Plan; 2008 Equity Incentive Plan and 2010 Equity Incentive Plan, all assumed by F.N.B. Corporation (File #333-189708).

16.	Registration Statement on Form S-8 relating to the following BCSB Bancorp, Inc. plans: 1999 Stock Option Plan, as Amended and Restated and 2009 Equity Incentive Plan, both assumed by F.N.B. Corporation (File #333-192414).

of our reports dated February 27, 2015, with respect to the consolidated financial statements of F.N.B. Corporation and the effectiveness of internal control over financial reporting of F.N.B. Corporation included in this Annual Report (Form 10-K) of F.N.B. Corporation for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

February 27, 2015